Exhibit 10.1

A. SCHULMAN, INC.
2017 EQUITY INCENTIVE PLAN

The Plan is intended to foster and promote the long-term financial success of the Company and its Affiliates and to increase stockholder value by providing Participants an opportunity to acquire and maintain an ownership interest in the Company and enabling the Company and its Affiliates to attract and retain the services of outstanding individuals upon whose judgment and special efforts the successful conduct of the Company’s business is largely dependent.
ARTICLE I
DEFINITIONS

When used in the Plan, the following capitalized words, terms and phrases shall have the meanings set forth in this Article I. For purposes of the Plan, the form of any word, term or phrase shall include any and all of its other forms.

1.1    “Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, or any successor thereto.

1.2    “Affiliate” shall mean any entity with whom the Company would be considered a single employer under Section 414(b) or (c) of the Code, but modified as permitted under Treasury Regulations promulgated under any Code section relevant to the purpose for which the definition is applied.

1.3    “Award” shall mean any Nonqualified Stock Option, Incentive Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Other Stock-Based Award or Cash-Based Award granted pursuant to the Plan.

1.4    “Award Agreement” shall mean any written or electronic agreement between the Company and a Participant that describes the terms and conditions of an Award. If there is a conflict between the terms of the Plan and the terms of an Award Agreement, the terms of the Plan shall govern.

1.5    “Beneficial Owner” shall mean a “beneficial owner” as defined in Rule 13d-3 under the Act.

1.6    “Board” shall mean the Board of Directors of the Company.

1.7    “Cash-Based Award” shall mean a cash Award granted pursuant to Article XI of the Plan.

1.8    “Cause” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable), a Participant’s (a) gross neglect of duties owed to the Company or its Affiliates, (b) knowing commission of misfeasance or permission of nonfeasance of duties in any material respect, or (c) commission of a felony.

1.9    “Change in Control” shall mean, with respect to the payment, exercise or settlement of any Award:

(a)    Any Person (as defined below), within any 12 month period, becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 30 percent or more of either the then outstanding Shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities; or

(b)    The following individuals cease for any reason to constitute a majority of the number of persons then serving on the Board (“Board Members”): individuals who, on the date hereof, constitute the Board and any new Board Member (other than a Board Member whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation relating to the election of Board Members) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Board Members then still in office who either were Board Members on the date hereof or whose appointment, election or nomination for election was previously so approved; or

(c)    The Company consummates any other transaction involving a merger or consolidation with any other corporation or issues voting securities in connection with the consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than: (i) a merger or consolidation in which voting securities of the Company outstanding immediately prior to such merger or consolidation continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60 percent of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation; (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Subsidiaries other than in connection with the acquisition by the Company or its Subsidiaries of a business) representing 30 percent or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company’s then outstanding securities, or (iii) any transaction or series of integrated transactions immediately following which the record holders of the common Shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions; or

(d)    The Company liquidates, dissolves, or sells or disposes of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 60 percent of the combined voting power of the voting securities of which are owned by stockholders in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, any event or transaction which would otherwise constitute a Change in Control (a “Transaction”) shall not constitute a Change in Control for purposes of this Plan if, with respect to a Participant, the Participant participates as an equity investor in the acquiring entity or any of its Affiliates (the “Acquiror”). For purposes of the preceding sentence, such Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of: (x) obtaining Beneficial Ownership of any equity interest in the Acquiror as a result of the grant to the Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including, but not limited to, the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title and similar matters; (y) obtaining Beneficial Ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company or (z) passive ownership of less than 3 percent of the stock of the Acquiror.

For purposes of this definition, “Person” has the meaning given in Section 3(a)(9) of the Act, as modified and used in Sections 13(d) and 14(d) thereof, and shall include “persons acting as a group” within the meaning of Section 409A of the Code; provided, however, that except that the term will not include (i) the Company or any Related Entity, (ii) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or any Related Entity, (iii) an underwriter temporarily holding securities pursuant to an offering of those securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

1.10    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

1.11    “Committee” shall mean:

(a)    in the case of Awards to Directors, the entire Board; and

(b)    in the case of all other Awards, the Compensation Committee of the Board (or a subcommittee thereof), which will be comprised of at least two directors, each of whom is an “outside director,” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder, a “non-employee” director within the meaning of Rule 16b-3 under the Act, and an “independent director” under the rules of the exchange on which the Shares are listed.

1.12    “Company” shall mean A. Schulman, Inc., a Delaware corporation, and any successor thereto.

1.13    “Consultant” shall mean any person who renders services to the Company or any Affiliate other than an Employee or a Director.

1.14    “Covered Employee” shall mean a “covered employee” within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

1.15    “Director” shall mean a person who, on an applicable grant date, (a) is an elected member of the Board or of a Related Board (or has been appointed to the Board or to a Related Board to fill an unexpired term and will continue to serve at the expiration of that term only if elected by stockholders); and (b) is not an Employee.

1.16 “Disability” shall mean:

(a)    with respect to the payment, exercise or settlement of any Award that is (or becomes) subject to Section 409A of the Code (and for which no exception applies): (i) the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; (ii) the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees of the Participant’s employer; or (iii) the Participant is determined to be totally disabled by the Social Security Administration or Railroad Retirement Board; and

(b)    with respect to any other Award, “disability” as defined in Section 22(e)(3) of the Code;

Disability will be determined by the Committee in good faith upon receipt of sufficient medical advice from one or more individuals, selected by the Committee, who are qualified to give professional medical advice.
1.17    “Employee” shall mean any person who is a common law employee of the Company or any Affiliate. A person who is classified as other than a common-law employee but who is subsequently reclassified as a common law employee of the Company or any Affiliate for any reason and on any basis shall be treated as a common law employee only from the date that reclassification occurs and shall not retroactively be reclassified as an Employee for any purpose under the Plan.

1.18    “Fair Market Value” shall mean, unless the Committee shall determine otherwise, the value of one Share on any relevant date, determined under the following rules:

(a)    If the Shares are traded on an exchange, the reported “closing price” on the relevant date if it is a trading day, otherwise on the next trading day; or

(b)    If the Shares are traded over-the-counter with no reported closing price, the mean between the lowest bid and the highest asked prices on that quotation system on the relevant date if it is a trading day, and if the relevant date is not a trading day, then on the next trading day.

If neither (a) nor (b) applies: (i) with respect to Options, Stock Appreciation Rights and any Award that is subject to Section 409A of the Code, the value as determined by the Committee through the reasonable application of a reasonable valuation method, taking into account all information material to the value of the Company, within the meaning of Section 409A of the Code and the Treasury Regulations promulgated thereunder; and (ii) with respect to all other Awards, the fair market value as determined by the Committee in good faith.

1.19    “Full Value Award” shall mean an Award that may be settled by the issuance of Shares, other than an Incentive Stock Option, a Nonqualified Stock Option or a Stock Appreciation Right.

1.20    “Incentive Stock Option” shall mean an Option that is intended to satisfy the requirements of Section 422 of the Code.

1.21    “Nonqualified Stock Option” shall mean an Option that is not intended to be an Incentive Stock Option.

1.22    “Option” shall mean an option to purchase Shares which is granted pursuant to Article VI of the Plan. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

1.23    “Other Stock-Based Award” shall mean an Award granted pursuant to Article X of the Plan.

1.24    “Participant” shall mean an Employee, Director or Consultant who is granted an Award under the Plan.

1.25    “Performance-Based Award” shall mean an Award granted pursuant to Article XII of the Plan.

1.26    “Performance Criteria” shall mean (a) with respect to a Participant who is or is likely to be a Covered Employee and for an Award that is intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the performance criteria described in Section 11.2(a) of the Plan, and (b) with respect to any other Participant, any performance criteria determined by the Committee in its sole discretion.

1.27    “Plan” shall mean the A. Schulman, Inc. 2017 Equity Incentive Plan, as set forth herein and as may be amended from time to time.

1.28    “Prior Plans” shall mean (a) the A. Schulman, Inc. 2014 Equity Incentive Plan, and (b) the A. Schulman, Inc. 2010 Value Creation Rewards Plan.

1.29    “Related Board” shall mean the board of directors of any incorporated Affiliate or the governing body of any unincorporated Affiliate.

1.30    “Restricted Stock” shall mean an Award granted pursuant to Article VIII of the Plan under which a Participant is issued Shares which are subject to specified restrictions on vesting and transferability.

1.31    “Restricted Stock Unit” shall mean an Award granted pursuant to Article IX of the Plan under which a Participant is issued a right to receive a specified number of Shares or a cash payment equal to a specified number of Shares, the settlement of which is subject to specified restrictions on vesting and transferability.

1.32    “Retirement” shall mean, unless otherwise provided in the related Award Agreement or in any employment agreement between the Participant and the Company or any Affiliate or in any other agreement between the Participant and the Company or any Affiliate (but only within the context of the events contemplated by the employment agreement or other agreement, as applicable): (a) with respect to Participants who are Employees, voluntary termination after age 60; and (b) with respect to Participants who are Directors, voluntary termination of service as a Director (i) after serving one full term as elected Director, and (ii) being nominated for election to a second consecutive term.

1.33    “Shares” shall mean the common shares, par value $1.00 per share, of the Company or any security of the Company issued in satisfaction, exchange or in place of these shares.

1.34    “Stock Appreciation Right” shall mean an Award granted pursuant to Article VII of the Plan under which a Participant is given the right to receive the difference between the Fair Market Value of a Share on the date of grant and the Fair Market Value of a Share on the date of exercise of the Award.

1.35    “Subsidiary” shall mean with respect to an Incentive Stock Option, an Affiliate that is also a “subsidiary corporation” as defined under Section 424(f) of the Code.

1.36    “Treasury Regulations” shall mean the regulations issued by the United States Department of the Treasury with respect to the relevant section of the Code.

ARTICLE II
SHARES SUBJECT TO THE PLAN

2.1    Number of Shares Available for Awards. Subject to this Article II, the aggregate number of Shares with respect to which Awards may be granted under the Plan shall be 1,825,000, all of which may be granted with respect to Incentive Stock Options, plus the number of Shares that, on the effective date of this Plan, are subject to outstanding awards under the Prior Plans but which are subsequently forfeited under the terms of the Prior Plan without receipt of any consideration. Upon adoption of the 2017 Equity Plan, no further awards will be made under the Prior Plans. The Shares may consist, in whole or in part, of treasury Shares, authorized but unissued Shares not reserved for any other purpose, or Shares purchased by the Company or an independent agent in either a private transaction or in the open market. Subject to this Article II: (a) upon a grant of a Full Value Award, Option or Stock Appreciation Right, the number of Shares available for issuance under the Plan shall be reduced by an amount equal to the number of Shares subject to such Award, and any Shares underlying such an Award that become available for future grant under the Plan pursuant to Section 2.2 shall be added back to the Plan in an amount equal to the number of Shares subject to such an Award that become available for future grant under the Plan pursuant to Section 2.2. Without limiting the foregoing, with respect to any Stock Appreciation Right that is settled in Shares, the full number of Shares subject to the Award shall count against the number of Shares available for Awards under the Plan regardless of the number of Shares used to settle the Stock Appreciation Right upon exercise.

2.2    Share Usage. In addition to the number of Shares provided for in Section 2.1, the following Shares shall be available for Awards under the Plan (a) Shares covered by an Award that expires or is forfeited, canceled, surrendered or otherwise terminated without the issuance of such Shares, (b) Shares covered by an Award that is settled only in cash, (c) Shares granted through the assumption of, or in substitution for, outstanding awards granted by a company to individuals who become Employees, Directors or Consultants as the result of a merger, consolidation, acquisition or other corporate transaction involving such company and the Company or any Affiliate, and (d) any Shares from awards exercised for or settled in vested and nonforfeitable Shares that are later returned to the Company pursuant to any compensation recoupment policy, provision or agreement. Nothing in the foregoing shall be construed as permitting any Shares surrendered upon exercise of an Award as payment of the applicable exercise price or withheld to satisfy any applicable taxes to be again available for Awards under the Plan.

2.3    Fiscal Year Limits. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 2.4):

(a)    Options. The maximum number of Options granted under the Plan in any fiscal year of the Company to any one Participant shall be for 250,000 Shares.

(b)    Stock Appreciation Rights. The maximum number of Stock Appreciation Rights granted under the Plan in any fiscal year of the Company to any one Participant shall be 250,000 with respect to Shares.

(c)    Performance-Based Awards. With respect to any one fiscal year of the Company (i) the maximum amount that may be granted to any one Participant for Performance-Based Awards payable in cash or property other than Shares for each such fiscal year shall be $3,000,000; and (ii) the maximum number of Shares that may be granted to any one Participant for Performance-Based Awards payable in Shares for each such fiscal year shall be 150,000 Shares; provided, however, that for purposes of applying these limits in the case of multi-year performance periods, the amount of cash or property or number of Shares deemed granted with respect to any one fiscal year of the Company is the total amount payable or Shares earned for the performance period divided by the number of fiscal years in the performance period.

(d)    Awards to Non-Employee Directors. The maximum aggregate amount associated with any Award made under the Plan in any fiscal year of the Company to any one Non-Employee Director shall be $300,000.

2.4    Adjustments.

(a)    Mandatory Adjustments. In the event of a nonreciprocal transaction between the Company and its stockholders that causes the per-share value of the Shares to change (including, without limitation, any stock dividend, stock split, spin-off, rights offering, or large nonrecurring cash dividend), the Committee shall make such adjustments to the Plan and Awards as it deems necessary, in its sole discretion, to prevent dilution or enlargement of rights immediately resulting from such transaction. Action by the Committee may include: (i) adjustment of the number and kind of Shares that may be delivered under the Plan; (ii) adjustment of the number and kind of Shares subject to outstanding Awards; (iii) adjustment of the exercise price or base price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or Stock Appreciation Rights that would constitute a modification or substitution of the stock right under Treasury Regulation Section 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Code Section 409A. Without limiting the foregoing, in the event of a subdivision of the outstanding Shares (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding Shares into a lesser number of Shares, the authorization limits under Section 2.1 and 2.3 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically, without the necessity for any additional action by the Committee, be adjusted proportionately without any change in the aggregate purchase price therefor.

(b)    Discretionary Adjustments. Upon the occurrence or in anticipation of any corporate event or transaction involving the Company (including, without limitation, any merger, reorganization, recapitalization, combination or exchange of Shares, or any transaction described in paragraph (a) of this Section 2.4), the Committee may, in its sole discretion, provide (i) that Awards will be settled in cash rather than Shares, (ii) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (iii) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (iv) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise or base price of the Award, (v) that Performance Criteria and performance periods for Performance-Based Awards will be modified, consistent with Code Section 162(m) where applicable, or (vi) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated. Any adjustment pursuant to this paragraph (b) shall be subject to the provisions of Section 14.

2.5    Exception to Minimum Vesting Requirements for Certain Full Value Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant Full Value Awards covering up to five percent (5%) of the Shares available for issuance pursuant to Section 2.1 without regard to the minimum vesting requirements of Sections 8.3(a), 9.3, and 10.1 of the Plan.

ARTICLE III
ADMINISTRATION

3.1    In General. The Plan shall be administered by the Committee. The Committee shall have full power and authority to: (a) interpret the Plan and any Award Agreement; (b) establish, amend and rescind any rules and regulations relating to the Plan; (c) select Participants; (d) establish the terms and conditions of any Award consistent with the terms and conditions of the Plan, including the dates on which Awards may vest and be exercised, the acceleration of any such dates and the expiration date of any Award; and (e) make any other determinations that it deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan shall be made in the Committee’s sole and absolute discretion and shall be final, conclusive and binding on all persons.

3.2    Delegation of Duties. In its sole discretion, the Committee may delegate any ministerial duties associated with the Plan to any person (including Employees) it deems appropriate; provided, however, that the Committee may not delegate (a) any duties that it is required to discharge to comply with Section 162(m) of the Code or any other applicable law, (b) its authority to grant Awards to any Participant who is subject to Section 16 of the Act, or (c) its authority under any equity award granting policy of the Company that may be in effect from time to time.

ARTICLE IV
ELIGIBILITY

Any Employee, Director or Consultant selected by the Committee shall be eligible to be a Participant in the Plan; provided, however, that Incentive Stock Options shall only be granted to Employees who are employed by the Company or a Subsidiary.

ARTICLE V
DIVIDEND AND DIVIDEND-EQUIVALENT RIGHTS

Notwithstanding any provision in this Plan to the contrary, any Participant provided with dividend equivalents shall not be paid such dividend equivalents until the Award becomes vested. Dividends with respect to other Awards shall be treated in accordance with the Plan and shall not be paid until vested.

ARTICLE VI
OPTIONS

6.1    Grant of Options. Subject to the terms and conditions of the Plan, Options may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

6.2    Award Agreement. Each Option shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Option, the number of Shares covered by the Option, the conditions upon which the Option shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan. The Award Agreement also shall specify whether the Option is intended to be an Incentive Stock Option or a Nonqualified Stock Option.

6.3    Exercise Price. The exercise price per Share of an Option shall be determined by the Committee at the time the Option is granted; provided, however, that in no event shall the exercise price per Share of any Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant.

6.4    Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the exercise price of an Option may not be reduced, directly or indirectly, (b) an Option may not be canceled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the e xercise price of the original Option, or otherwise, and (c) the Company may not repurchase an Option for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

6.5    Term. The term of an Option shall be determined by the Committee; provided, however, that in no event shall the term of any Option exceed ten (10) years from its date of grant.

6.6    Exercisability. Options shall become exercisable at such times and upon such terms and conditions as shall be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements. Notwithstanding the foregoing, and subject to Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on exercisability of an Option that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year, and no condition on exercisability of an Option that is based upon continued employment or the passage of time shall provide for exercisability in full of the Option more quickly than the first anniversary of the date of grant of the Option.

6.7    Exercise of Options. Except as otherwise provided in the Plan or in a related Award Agreement, an Option may be exercised for all or any portion of the Shares for which it is then exercisable. An Option shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Option is to be exercised and full payment of the exercise price for such Shares. The exercise price of an Option may be paid (a) in cash or its equivalent, (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the aggregate exercise price; provided that such Shares had been held for at least six months or such other period required to obtain favorable accounting treatment and to comply with the requirements of Section 16 of the Act, (c) by a cashless exercise (including by withholding Shares deliverable upon exercise and through a broker-assisted arrangement to the extent permitted by applicable law); (d) by a combination of the methods described in clauses (a), (b) and/or (c); or (e) though any other method approved by the Committee in its sole discretion. As soon as practicable after receipt of the notification of exercise and full payment of the exercise price, the Company shall cause the appropriate number of Shares to be issued to the Participant.

6.8    Special Rules Applicable to Incentive Stock Options. Notwithstanding any other provision in the Plan to the contrary:

(a)    The terms and conditions of Incentive Stock Options shall be subject to and comply with the requirements of Section 422 of the Code.

(b)    The aggregate Fair Market Value of the Shares (determined as of the date of grant) with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and its Subsidiaries) may not be greater than $100,000 (or such other amount specified in Section 422 of the Code), as calculated under Section 422 of the Code.

(c)    No Incentive Stock Option shall be granted to any Participant who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless: (i) the exercise price of such Incentive Stock Option is at least 110 percent of the Fair Market Value of a Share on the date the Incentive Stock Option is granted; and (ii) the date on which such Incentive Stock Option will expire is not later than five years from the date the Incentive Stock Option is granted.

ARTICLE VII
STOCK APPRECIATION RIGHTS

7.1    Grant of Stock Appreciation Rights. Subject to the terms and conditions of the Plan, Stock Appreciation Rights may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

7.2    Award Agreement. Each Stock Appreciation Right shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the Stock Appreciation Right, the number of Shares covered by the Stock Appreciation Right, the conditions upon which the Stock Appreciation Right shall become vested and exercisable and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

7.3    Exercise Price. The exercise price per Share of a Stock Appreciation Right shall be determined by the Committee at the time the Stock Appreciation Right is granted; provided, however, that in no event shall the exercise price per Share of any Stock Appreciation Right be less than 100 percent of the Fair Market Value of a Share on the date of grant.

7.4    Prohibition on Repricing. Except as otherwise provided in Section 2.4, without the prior approval of the stockholders of the Company: (a) the base price of a Stock Appreciation Right may not be reduced, directly or indirectly, (b) a Stock Appreciation Right may not be canceled in exchange for cash, other Awards, or Options or Stock Appreciation Rights with an exercise or base price that is less than the base price of the original Stock Appreciation Right, and (c) the Company may not repurchase a Stock Appreciation Right for value (in cash, substitutions, cash buyouts, or otherwise) from a Participant if the current Fair Market Value of the Shares underlying the Stock Appreciation Right is lower than the base price per share of the Stock Appreciation Right.

7.5    Term. The term of a Stock Appreciation Right shall be determined by the Committee; provided however, that in no event shall the term of any Stock Appreciation Right exceed ten years from its date of grant.

7.6    Exercisability. A Stock Appreciation Right shall become exercisable at such times and upon such terms and conditions as may be determined by the Committee. Such terms and conditions may include, without limitation, the satisfaction of (a) performance goals based on one or more Performance Criteria, or (b) time-based vesting requirements. Notwithstanding the foregoing, and subject to Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on exercisability of a Stock Appreciation Right that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on exercisability of a Stock Appreciation Right that is based upon continued employment or the passage of time shall provide for exercisability in full of the Stock Appreciation Right more quickly than the first anniversary of the date of grant of the Stock Appreciation Right.

7.7    Exercise of Stock Appreciation Rights. Except as otherwise provided in the Plan or in a related Award Agreement, a Stock Appreciation Right may be exercised for all or any portion of the Shares for which it is then exercisable. A Stock Appreciation Right shall be exercised by the delivery of a notice of exercise to the Company or its designee in a form specified by the Committee which sets forth the number of Shares with respect to which the Stock Appreciation Right is to be exercised. Upon exercise, a Stock Appreciation Right shall entitle a Participant to an amount equal to: (a) the excess of (i) the Fair Market Value of a Share on the exercise date over (ii) the exercise price per Share; multiplied by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised. A Stock Appreciation Right may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

ARTICLE VIII
RESTRICTED STOCK

8.1    Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Shares of Restricted Stock may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

8.2    Award Agreement. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall specify the number of Shares of Restricted Stock, the restricted period(s) applicable to the Shares of Restricted Stock, the conditions upon which the restrictions on the Shares of Restricted Stock will lapse and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

8.3    Terms, Conditions and Restrictions.

(a)    The Committee shall impose such other terms, conditions and/or restrictions on any Shares of Restricted Stock as it may deem advisable, including, without limitation, a requirement that the Participant pay a purchase price for each Share of Restricted Stock, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, and subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of a Restricted Stock Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of a Restricted Stock Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Award more quickly than before the first anniversary of the date of grant of the Award.

(b)    To the extent deemed appropriate by the Committee, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all terms, conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

(c)    Unless otherwise provided in the related Award Agreement or required by applicable law, the restrictions imposed on Shares of Restricted Stock shall lapse upon the expiration or termination of the applicable restricted period and the satisfaction of any other applicable terms and conditions.

8.4    Rights Associated with Restricted Stock during Restricted Period. During any restricted period applicable to Shares of Restricted Stock:

(a)    Such Shares of Restricted Stock may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated.

(b)    Unless otherwise provided in the related Award Agreement: (i) the Participant shall be entitled to exercise full voting rights associated with such Shares of Restricted Stock; and (ii) subject to Article V, the Participant shall be entitled to all dividends and other distributions paid with respect to such Shares of Restricted Stock during the restricted period; provided, however, that receipt of any such dividends or other distributions will be subject to the same terms and conditions as the Shares of Restricted Stock with respect to which they are paid.

ARTICLE IX
RESTRICTED STOCK UNITS

9.1    Grant of Restricted Stock Units. Subject to the terms and conditions of the Plan, Participants may be granted Restricted Stock Units in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion.

9.2    Award Agreement. Each Award of Restricted Stock Units shall be evidenced by an Award Agreement that shall specify the number of Shares underlying the Award, the restricted period(s), the conditions upon which the restrictions on the Restricted Stock Units will lapse, the time at and form in which the Restricted Stock Units will be settled, and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

9.3    Terms, Conditions and Restrictions. The Committee shall impose such other terms, conditions and/or restrictions on any Award of Restricted Stock Units as it may deem advisable, including, without limitation, restrictions based on the achievement of specific performance goals (which may be based on one or more of the Performance Criteria), time-based restrictions or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock. Notwithstanding the foregoing, subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Award of Restricted Stock Units that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Award of Restricted Stock Units that is based upon continued employment or the passage of time shall provide for vesting in full of the Restricted Stock Units more quickly than before the first anniversary of the date of grant of the Award.

9.4    Form of Settlement. An Award of Restricted Stock Units may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

9.5    Dividend Equivalents. Subject to Article V, Awards of Restricted Stock Units may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. In no event will a Participant have any voting rights with respect to the Shares underlying Restricted Stock Units.

ARTICLE X
OTHER STOCK-BASED AWARDS

10.1    Grant of Other Stock-Based Awards. Subject to the terms and conditions of the Plan, Other Stock-Based Awards may be granted to Participants in such number, and upon such terms and conditions, as shall be determined by the Committee in its sole discretion. Other Stock-Based Awards are Awards that are valued in whole or in part by reference to, or otherwise based on the Fair Market Value of, the Shares, and shall be in such form as the Committee shall determine, including without limitation, (a) unrestricted Shares, whole or otherwise, or (b) performance-based restricted stock units that are settled in Shares and/or cash. Notwithstanding the foregoing, subject to Section 2.5 and Article XIV of the Plan or as described in the related Award Agreement in connection with a Participant’s death, termination due to Disability and/or Retirement, no condition on vesting of an Other Stock-Based Award that is based upon achievement of specified performance goals shall be based on performance over a period of less than one year and no condition on vesting of an Other Stock-Based Award that is based upon continued employment or the passage of time shall provide for vesting in full of the Other Stock-Based Award more quickly than before the first anniversary of the date of grant of the Award.

10.2    Award Agreement. Each Other Stock-Based Award shall be evidenced by an Award Agreement that shall specify the terms and conditions upon which the Other Stock-Based Award shall become vested, if applicable, the time and method of settlement, the form of settlement and such other terms and conditions as the Committee shall determine and which are not inconsistent with the terms and conditions of the Plan.

10.3    Form of Settlement. An Other Stock-Based Award may be settled in full Shares, cash or a combination thereof, as specified by the Committee in the related Award Agreement.

10.4    Dividend Equivalents. Subject to Article V, Awards of Other Stock-Based Awards may provide the Participant with dividend equivalents, as determined by the Committee in its sole discretion and set forth in the related Award Agreement. Nothing in the foregoing shall be construed as permitting dividend equivalents to be provided with respect to any unearned Performance Award.

ARTICLE XI
CASH-BASED AWARDS

Subject to the terms and conditions of the Plan, Cash-Based Awards may be granted to Participants in such amounts and upon such other terms and conditions as shall be determined by the Committee in its sole discretion. Each Cash-Based Award shall be evidenced by an Award Agreement that shall specify the payment amount or payment range, the time and method of settlement and the other terms and conditions, as applicable, of such Award which may include, without limitation, performance objectives and that the Cash-Based Award is a Performance-Based Award under Article XII.

ARTICLE XII
PERFORMANCE-BASED AWARDS

12.1    In General. Notwithstanding anything in the Plan to the contrary, Cash-Based Awards, Shares of Restricted Stock and Other Stock-Based Awards may be granted in a manner which is deductible by the Company under Section 162(m) of the Code as Performance-Based Awards. As determined by the Committee in its sole discretion, the grant, vesting, exercisability and/or settlement of any Performance-Based Award shall be conditioned on the attainment of performance goals based upon one or more Performance Criteria during a performance period established by the Committee. Any such Performance-Based Award must meet the requirements of this Article XII.

12.2    Performance Criteria.

(a)    For purposes of the Plan, the “Performance Criteria” for Participants who are or are likely to be Covered Employees may be based upon or derived from any of the following:

(i)	Net earnings;

(ii)	Earnings per Share;

(iii)	Net sales;

(iv)	Net income (before and after taxes);

(v)	Net income;

(vi)	Net operating profit;

(vii)	Return measures (including return on assets, capital, equity or sales);

(viii)	Cash flow (including operating cash flow and free cash flow);

(ix)	Cash flow return on capital;

(x)	Earnings before and after taxes, interest, depreciation and/or amortization;

(xi)	Gross or operating margins;

(xii)	Productivity ratios;

(xiii)	Share price (including total stockholder return);

(xiv)	Expense targets; and

(xv)	Margins.
(b)    Performance Criteria may relate to the individual Participant, the Company, the Company and one or more Affiliate or one or more of their respective divisions or business units, or any combination of the foregoing, and may be applied on an absolute basis and/or be relative to one or more peer group companies or indices, or any combination thereof, in each case, as determined by the Committee in its sole discretion.

12.3    Establishment of Performance Goals. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees, the Committee shall establish (a) the applicable performance goals and performance period, (b) the formula for computing the Performance-Based Award and (c) such other terms and conditions applicable to the Performance-Based Award in writing while the outcome of the applicable performance period is substantially uncertain, but in no event later than the earlier of: (i) 90 days after the beginning of the applicable performance period; or (ii) the expiration of 25 percent of the applicable performance period.

12.4    Certification of Performance. With respect to Performance-Based Awards for Participants who are or are likely to be Covered Employees and that are intended to constitute “qualified performance based compensation” within the meaning of Section 162(m) of the Code, the Committee shall certify in writing whether the applicable performance goals and other material terms imposed on such Performance-Based Awards have been satisfied, and, if they have, ascertain the amount of the applicable Performance-Based Award. No such Performance-Based Award shall be granted, vested, exercisable and/or settled, as the case may be, until the Committee makes this certification.

12.5    Modifying Performance-Based Awards. To the extent consistent with Section 162(m) of the Code, performance goals relating to such Performance-Based Awards may be calculated without regard to extraordinary items or adjusted, as the Committee deems equitable, in recognition of unusual or non-recurring events affecting the Company and/or its Affiliates or changes in applicable tax laws or accounting principles.

12.6    Negative Discretion. In the Committee’s sole discretion, the amount of a Performance-Based Award actually paid to a Participant may be less than the amount otherwise payable based on the satisfaction of the performance goals and other materials terms of the Performance-Based Award.

ARTICLE XIII
TERMINATION OF EMPLOYMENT OR SERVICE

With respect to each Award granted under the Plan, the Committee shall, subject to the terms and conditions of the Plan, determine the extent to which the Award shall vest and the extent to which the Participant shall have the right to exercise and/or receive settlement of the Award on or following the Participant’s termination of employment or services with the Company and/or an Affiliate. Such provisions shall be determined in the sole discretion of the Committee at any time prior to or after such termination, shall be included in the related Award Agreement or an amendment thereto, need not be uniform among all Awards granted under the Plan and may reflect distinctions based on the reasons for termination.

Subject to Sections 6.6, 7.6, 8.3(a), 9.3 and 10.1, or as otherwise expressly provided in the Plan, the vesting conditions of an Award may be accelerated only upon the occurrence of a Change in Control as provided in Article XIV, or upon the death, termination due to Disability, Retirement or involuntary termination without Cause of the Participant. Notwithstanding the foregoing, and subject to Article XIV, in no event shall any Performance-Based Award granted to a Covered Employee that is intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, be settled or become exercisable in full, upon the termination of employment of the Covered Employee without regard to the satisfaction of the related Performance Criteria.

ARTICLE XIV
CHANGE IN CONTROL

14.1    Exercise and Settlement. Unless otherwise provided in the related Award Agreement, upon the occurrence of a Change in Control: (a) if a Participant’s outstanding Award is assumed by the surviving or acquiring entity or otherwise remains outstanding, and the Participant’s employment is terminated by the surviving or acquiring entity without Cause within 12 months after the consummation of such Change in Control transaction, such Award will be treated in the manner described in subparagraphs (i) through (iii) of paragraph (b) of this Section 14.1 upon such termination of employment; (b) if a Participant’s outstanding Award is not effectively assumed by the surviving or acquiring entity or otherwise will no longer remain outstanding, (i) all of the Participant’s Awards which are not Performance-Based Awards will be fully vested or become fully exercisable, as the case may be; (ii) all of the Participant’s Awards which are Performance-Based Awards will vest on a pro-rata basis (determined by the number of whole months from each respective Award grant date to the later of the date of the occurrence of such Change in Control or termination of employment, relative to the number of months in the total vesting period for each respective Award), and all performance objectives relating to such Performance-Based Awards will be deemed to have been satisfied at the “target” level of performance as of the date of such Change in Control; (iii) all Options and Stock Appreciation Rights will be fully exercisable; and (iv) all Awards other than Options and Stock Appreciation Rights will be paid or settled, as the case may be, within 60 days following the date of such Change in Control; and (c) any action relating to an Award that is subject to Section 409A of the Code shall be consistent with the requirements thereof.

14.2.    Effect of Section 280G of the Code. Unless otherwise provided in the associated Award Agreement or in another written agreement between the Participant and the Company or any Affiliate, if the Company concludes that any payment or benefit due to a Participant under the Plan, when combined with any other payment or benefit due to the Participant from the Company or any other entity (collectively, the “Payor”), would be considered a “parachute payment” within the meaning of Section 280G of the Code, the Payor will reduce the payments and benefits due to the Participant under the Plan to one dollar ($1.00) less than the amount which would cause the payments and benefits to constitute a “parachute payment” within the meaning of Section 280G of the Code. Any reduction pursuant to this Section 14.2 shall be made in accordance with Section 409A of the Code and the Treasury Regulations promulgated thereunder.

ARTICLE XV
AMENDMENT OR TERMINATION OF THE PLAN

15.1    In General. The Board or the Committee may amend or terminate the Plan at any time; provided, however, that no amendment or termination shall be made without the approval of the Company’s stockholders to the extent that (a) the amendment materially increases the benefits accruing to Participants under the Plan, (b) the amendment materially increases the aggregate number of Shares authorized for grant under the Plan (excluding an increase in the number of Shares that may be issued under the Plan as a result of Section 2.4), (c) the amendment materially modifies the requirements as to eligibility for participation in the Plan, or (d) such approval is required by any law, regulation or stock exchange rule.

15.2    Awards Previously Made. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)    Subject to the terms of the applicable Award Agreement, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment or termination (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise or base price of such Award);

(b)    The original term of an Option or Stock Appreciation Right may not be extended without the prior approval of the stockholders of the Company;

(c)    Except as otherwise provided in Section 2.4, the exercise price of an Option or base price of a Stock Appreciation Right may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)    No termination, amendment, or modification of the Plan shall adversely affect any Award previously made under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, cashed in or otherwise settled on the date of such amendment (with the per-share value of an Option or Stock Appreciation Right for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).

15.3    Compliance Amendments. Notwithstanding anything in the Plan or in any Award Agreement to the contrary, the Board or the Committee may amend the Plan or an Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan or Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.3 to any Award made under the Plan without further consideration or action.

15.4    Correction of Errors. Notwithstanding anything in any Award Agreement to the contrary, the Committee may amend an Award Agreement to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of correcting errors occurring in connection with the grant or documentation of an Award, including rescinding an Award erroneously granted, including, but not limited to, an Award erroneously granted to an individual who does not qualify as a Participant on the date of grant. By accepting an Award under this Plan, a Participant agrees to any amendment made pursuant to this Section 15.4 to any Award made under the Plan without further consideration or action.

ARTICLE XVI
TRANSFERABILITY

16.1    Except as described in Section 16.2 or as provided in a related Award Agreement, an Award may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution and, during a Participant’s lifetime, may be exercised only by the Participant or the Participant’s guardian or legal representative. Notwithstanding any provision contained in this Article XVI, no Award may be transferred by a Participant for value or consideration.

16.2    Unless otherwise specifically designated by the Participant in writing, a Participant’s beneficiary under the Plan shall be the Participant’s spouse or, if no spouse survives the Participant, the Participant’s estate.

ARTICLE XVII
MISCELLANEOUS

17.1    No Right to Continued Service or to Awards. The granting of an Award under the Plan shall impose no obligation on the Company or any Affiliate to continue the employment or services of a Participant or interfere with or limit the right of the Company or any Affiliate to terminate the services of any Employee, Director or Consultant at any time. In addition, no Employee, Director or Consultant shall have any right to be granted any Award, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards and the Committee’s interpretations and determinations with respect thereto need not be the same with respect to each Participant.

17.2    Tax Withholding.

(a)    The Company or an Affiliate, as applicable, shall have the power and the right to deduct, withhold or collect any amount required by law or regulation to be withheld with respect to any taxable event arising with respect to an Award granted under the Plan. This amount may, as determined by the Committee in its sole discretion, be: (i) withheld from other amounts due to the Participant; (ii) withheld from the value of any Award being settled or any Shares being transferred in connection with the exercise or settlement of an Award; (iii) withheld from the vested portion of any Award (including the Shares transferable thereunder), whether or not being exercised or settled at the time the taxable event arises; or (iv) collected directly from the Participant.

(b)    Subject to the approval of the Committee, a Participant may elect to satisfy the withholding requirement, in whole or in part, by having the Company or an Affiliate, as applicable, withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction or such higher withholding elected by the Participant provided that such higher withholding would not have a negative accounting impact for the Company; provided that such Shares would otherwise be distributable to the Participant at the time of the withholding and if such Shares are not otherwise distributable at the time of the withholding, provided that the Participant has a vested right to distribution of such Shares at such time. All such elections shall be irrevocable and made in writing and shall be subject to any terms and conditions that the Committee, in its sole discretion, deems appropriate.

17.3    Requirements of Law. The grant of Awards and the issuance of Shares shall be subject to all applicable laws, rules and regulations (including applicable federal and state securities laws) and to all required approvals of any governmental agencies or national securities exchange, market or other quotation system. Without limiting the foregoing, the Company shall have no obligation to issue Shares under the Plan prior to (a) receipt of any approvals from any governmental agencies or national securities exchange, market or quotation system that the Committee deems necessary and (b) completion of registration or other qualification of the Shares under any applicable federal or state law or ruling of any governmental agency that the Committee deems necessary.

17.4    Legends. Certificates for Shares delivered under the Plan may be subject to such stock transfer orders and other restrictions that the Committee deems advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or other recognized market or quotation system upon which the Shares are then listed or traded, or any other applicable federal or state securities law. The Committee may cause a legend or legends to be placed on any certificates issued under the Plan to make appropriate reference to restrictions within the scope of this Section 17.4.

17.5    Uncertificated Shares. To the extent that the Plan provides for the issuance of certificates to reflect the transfer of Shares, the transfer of Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

17.6    Governing Law. The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of (other than laws governing conflicts of laws) the State of Ohio, except to the extent that the laws of the state in which the Company is incorporated are mandatorily applicable.

17.7    No Impact on Benefits. Awards are not compensation for purposes of calculating a Participant’s rights under any employee benefit plan that does not specifically require the inclusion of Awards in calculating benefits.

17.8    Rights as a Stockholder. Except as otherwise provided in the Plan or in a related Award Agreement, a Participant shall have none of the rights of a stockholder with respect to Shares covered by an Award unless and until the Participant becomes the record holder of such Shares.

17.9    Successors and Assigns. The Plan shall be binding on all successors and assigns of the Company and each Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

17.10    Section 409A of the Code.

(a)     Awards granted pursuant to the Plan that are subject to Section 409A of the Code, or that are subject to Section 409A but for which an exception from Section 409A of the Code applies, are intended to comply with or be exempt from Section 409A of the Code and the Treasury Regulations promulgated thereunder, and the Plan shall be interpreted, administered and operated accordingly.

(b)     If a Participant is determined to be a “specified employee” (within the meaning of Section 409A of the Code and as determined under the Company’s policy for determining specified employees), the Participant shall not be entitled to payment or to distribution of any portion of an Award that is subject to Section 409A of the Code (and for which no exception applies) and is payable or distributable on account of the Participant’s “separation from service” (within the meaning of Section 409A of the Code) until the expiration of six months from the date of such separation from service (or, if earlier, the Participant’s death). Such Award, or portion thereof, shall be paid or distributed on the first business day of the seventh month following such separation from service.

(c)    Nothing in the Plan shall be construed as an entitlement to or guarantee of any particular tax treatment to a Participant, and none of the Company, its Affiliates, the Board or the Committee shall have any liability with respect to any failure to comply with the requirements of Section 409A of the Code.

17.11    Foreign Employees. Without amending the Plan, the Committee may grant Awards to Participants who are foreign nationals on such terms and conditions different from those specified in the Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, and the like as may be necessary or advisable to comply with provisions of laws of other countries in which the Company or its Subsidiaries operate or have employees

17.12    Savings Clause. In the event that any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

ARTICLE XVIII
EFFECTIVE DATE AND TERM OF THE PLAN; PRIOR PLANS
This Plan shall be effective upon its approval by the stockholders. No Incentive Stock Options shall be granted under the Plan after October 13, 2027, and no other Awards shall be granted under the Plan after the tenth anniversary of the effective date of the Plan or, if earlier, the date the Plan is terminated. Notwithstanding the foregoing, the termination of the Plan shall not preclude the Company from complying with the terms of Awards outstanding on the date the Plan terminates. After the effective date of this Plan, no grants will be made under the Prior Plans.